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Exhibit 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1995, which appears on page IV-2 of Computer Task Group, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page IV-4 of such Annual Report on Form 10-K.

/s/ PRICE WATERHOUSE LLP

Buffalo, New York
September 16, 1996